Exhibit 99.1

Apco Oil and Gas International Inc. (NASDAQ: APAGF) One Williams Center MD 35-8 Tulsa, OK 74172 800-600-3782 www.apcooilandgas.com

DATE: Oct. 3, 2014

MEDIA CONTACT: Kelly Swan (539) 573-4944	INVESTOR CONTACT: David Sullivan (539) 573-9360

Apco Signs Merger Agreement with Pluspetrol

TULSA, Okla. – Apco Oil and Gas International Inc. (NASDAQ:APAGF) today announced that it has entered into a definitive merger agreement with privately held Pluspetrol Resources Corporation.

Under the terms of the agreement, which has been unanimously approved by Apco’s board of directors, Apco shareholders will receive $14.50 in cash for each share of Class A and ordinary shares they own in a transaction valued at $427 million.

The per share price represents an 18 percent premium to Apco’s closing share price of $12.30 on Oct. 1 and a 52 percent premium to the closing price on May 1, 2013, which was the day prior to when Apco’s majority shareholder announced that it would consider the disposition of its Apco interests.

“This is a meaningful way for all shareholders to monetize their shares with a party that is financially strong,” said Keith E. Bailey, an independent director for Apco. “It offers certainty, clarity and an attractive value.”

The transaction is subject to two-thirds approval by Apco shareholders and other customary closing conditions. WPX Energy (NYSE:WPX), which owns a 69 percent controlling equity interest in Apco, supports the merger agreement.

Apco will file a proxy statement with the Securities and Exchange Commission and schedule a meeting for shareholders to approve the merger agreement. WPX has executed a power of attorney to vote in favor of the adoption of the merger agreement unless the merger agreement is terminated prior to shareholder approval.

Jefferies served as the exclusive financial advisor to Apco in connection with the transaction. Weil, Gotshal and Manges LLP acted as legal advisors to Apco.

About Apco Oil and Gas International Inc. (NASDAQ: APAGF)

Apco Oil and Gas International Inc. is an international oil and gas exploration and production company with interests in nine oil and gas concessions and two exploration permits in Argentina, and three exploration and production contracts in Colombia. More information is available at www.apcooilandgas.com. Go to http://www.b2i.us/irpass.asp?BzID=1671&to=ea&s=0 to join our e-mail list.

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This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of the company and the company’s expectations, beliefs and intentions. All forward-looking statements included in this document are based on information available to Apco on the date hereof. In some cases, you can identify forward looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither Apco nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Apco’s control. These factors include: failure to obtain shareholder approval of the proposed merger; failure to consummate the transaction or any delay in consummating the transaction; changes in laws or regulations; changes in general economic conditions or other risks described in Apco’s SEC filings. Apco undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to Apco’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

Additional Information and Where to Find It

In connection with the proposed merger and required shareholder approval, Apco will file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT APCO AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Apco with the SEC may be obtained free of charge by contacting Apco, Attn: Secretary, One Williams Center, 35th Floor, Tulsa, Oklahoma 74172. Our filings with the SEC are also available on our website at http://www.apcooilandgas.com.

Participants in the Solicitation

Apco and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Apco’s shareholders with respect to the Merger. Information about Apco’s executive officers and directors and their ownership of Apco’s common stock is set forth in the proxy statement for Apco’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on March 20, 2014. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Apco and its respective executive officers and directors in the Merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC.